EXHIBIT 32.1
CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Smith Micro Software, Inc., that, to his knowledge, the Quarterly Report of Smith Micro Software, Inc. on Amendment No. 1 to Form 10-Q for the period ended June 30, 2007, fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

November 12, 2007	By	/s/ William W. Smith, Jr.

William W. Smith, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

November 12, 2007	By	/s/ Andrew C. Schmidt

Andrew C. Schmidt
Vice President and Chief Financial Officer
(Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to Smith Micro Software, Inc. and will be retained by Smith Micro Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.